Exhibit 99.1

Third Wave Reports Strong Full-Year 2007 Results, Continued Clinical Revenue Growth

MADISON, Wis.--(BUSINESS WIRE)--Third Wave Technologies Inc. (NASDAQ: TWTI) today announced its financial results for the year ended Dec. 31, 2007.

Third Wave reported clinical molecular diagnostic revenue of $26.3 million for the year ended Dec. 31, 2007, an increase of 25% from 2006. The company reported research revenue of $4.6 million for 2007. Total revenues for the year ended Dec. 31, 2007, were $31.1 million.

Clinical molecular diagnostic revenue for the fourth quarter ended Dec. 31, 2007, increased 26% to $7.3 million. Total revenues for the fourth quarter of 2007 were $8.9 million, an increase of 31% from the same period of 2006.

Third Wave reported a net loss of $16.8 million, or ($0.39) a share, for the year ended Dec. 31, 2007, compared to a net loss of $18.9 million, or ($0.45) a share, for the year ended Dec. 31, 2006. The company’s 2007 pro forma net loss of $27.6 million, or ($0.65) a share, excludes the $10.75-million patent litigation settlement payment the company received during 2007.

The company’s net loss for the fourth quarter ended Dec. 31, 2007, was $7.9 million, or ($0.18) a share, compared to a net loss of $4.6 million, or ($0.11) a share, for the same period of 2006.

Third Wave reported gross margins of 74% and 73% for the quarter and year ended Dec. 31, 2007, compared to gross margins of 69% and 70% for the comparable periods of 2006, respectively. Total operating expenses for full-year 2007 were $62.4 million, compared to $48.2 million for 2006. The company’s 2007 operating expenses included increases in research and development expense associated with its HPV-product clinical trial and expenses related to the company’s successful HPV patent litigation.

Third Wave ended 2007 with cash, cash equivalents and short-term investments of $35.7 million, compared to $44.2 million at Dec. 31, 2006. The company during the fourth quarter of 2007 also obtained a five-year, $25-million, unsecured letter of credit.

“During 2007, Third Wave focused on generating continued revenue growth from our clinical product menu and completing our HPV clinical trial,” said Kevin T. Conroy, president and chief executive of Third Wave. “Our outstanding team at Third Wave delivered a 25-percent year-over-year increase in clinical molecular diagnostic product revenue and worked to close enrollment for the clinical trial by year’s end. We look forward to finishing the clinical trial and to submitting two HPV products—the 14-type high-risk screening test and a genotyping test for types 16 and 18—to the FDA shortly. We believe the significant investment Third Wave made during 2007 in the clinical trial will create outstanding shareholder value.

“Third Wave in 2008 will focus on growing our HPV business globally, as we make our FDA submissions and build out our European distribution network,” Mr. Conroy said. “We also will focus on expanding our menu and instrument offerings. As we work to generate future revenue growth through our HPV products, we also will continue to grow our base clinical molecular diagnostic business.”

2008 Outlook

Third Wave anticipates total revenues of $36-37.5 million for 2008. The company expects clinical molecular diagnostic revenue to grow to $33-34.5 million during 2008, an increase of at least 25% from 2007. Research revenue for 2008 will be at least $3 million.

Conference Call & Webcast with PowerPoint Presentation

Company management will host a conference call and webcast on Tuesday, Feb. 26, 2008, at 10 a.m. EDT to discuss fourth-quarter and full-year 2007 results. The webcast will include a PowerPoint slide presentation. It will be available at www.twt.com. Domestic callers should dial (800) 299-0433 and international callers should dial (617) 801-9712. The access code for both domestic and international callers is 94886609. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company’s website. The conference call, webcast and replay are open to all interested parties.

About Third Wave Technologies

Third Wave develops and markets molecular diagnostic reagents for a variety of DNA and RNA analysis applications to meet the needs of our customers. The company offers a number of products based on its Invader® chemistry for clinical testing. Third Wave offers in vitro diagnostic kits, and analyte specific, general purpose, and research use only reagents for nucleic acid analysis. For more information about Third Wave and its products, please visit the company's website at www.twt.com.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to the company's ability to bring new products to market as anticipated, the current regulatory environment in which the company sells its products, the market acceptance of those products, dependence on partners and customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

Third Wave Technologies, Inc
Statements of Operations
(In thousands, except for per share amounts)
(Unaudited)

	Three Months Ended
	December 31,
	2007	2006
Revenues:
Clinical Product	$ 7,287	$ 5,789
Research Product	1,571	954
License & royalty	31	49
	8,889	6,792

Operating expenses:
Cost of goods sold	2,348	2,136
Research and development	6,691	3,651
Selling and marketing	2,787	2,448
General and administrative	3,309	3,299
Litigation	1,844	171

Total operating expenses	16,979	11,705

Loss from operations	(8,090)	(4,913)

Other income (expense):
Interest income	424	385
Interest expense	(427)	(78)
Other	(56)	(126)
	(59)	181

Net loss before taxes and minority interest	$ (8,149)	$ (4,732)

Minority interest in subsidiary	212	108

Net loss	$ (7,937)	$ (4,624)

Net loss per share, basic and diluted	$ (0.18)	$ (0.11)

Weighted average shares outstanding, basic and diluted	43,652	41,762

Third Wave Technologies, Inc
Statements of Operations
(In thousands, except for per share amounts)
(Unaudited)

	Year Ended
	December 31,
	2007	Adjustments (1)	2007 Pro forma (2)	2006
Revenues:
Clinical Product	$ 26,250		$ 26,250	$ 20,926
Research Product	4,607		4,607	6,763
License & royalty	264		264	155
Grant	-		-	183
	31,121	-	31,121	28,027

Operating expenses:
Cost of goods sold	8,447		8,447	8,434
Research and development	22,826		22,826	12,436
Selling and marketing	11,486		11,486	11,082
General and administrative	14,320		14,320	14,782
Litigation	5,277		5,277	1,610
Restructuring	-		-	(180)

Total operating expenses	62,356	-	62,356	48,164

Loss from operations	(31,235)	-	(31,235)	(20,137)

Other income (expense):
Interest income	2,008		2,008	1,500
Interest expense	(1,323)		(1,323)	(239)
Other	13,101	(10,750)	2,351	(225)
	13,786	(10,750)	3,036	1,036

Net loss before taxes and minority interest	$ (17,449)	$ (10,750)	$ (28,199)	$ (19,101)

Minority interest in subsidiary	600		600	214

Net loss	$ (16,849)	$ (10,750)	$ (27,599)	$ (18,887)

Net loss per share, basic and diluted	$ (0.39)	$ (0.25)	$ (0.65)	$ (0.45)

Weighted average shares outstanding, basic and diluted	42,758	42,758	42,758	41,512

(1) Represents amount received from Stratagene Corporation as part of the settlement of patent litigation.

(2) 2007 Pro-forma figures reflect the net loss that would have been recognized if the proceeds from the settlement of patent litigation had not been received. The Company presents these non-GAAP financial measures to provide comparability to 2006.

Third Wave Technologies, Inc
Balance Sheets
(In thousands)

	December 31,	December 31,
	2007	2006
Assets:
Cash, cash equivalents, and short-term investments	$ 35,739	$ 44,199
Other current assets	11,877	8,734
Equipment and leasehold improvements, net	4,913	4,222
Intangible assets, net of amortization	898	2,136
Goodwill and indefinite lived intangible assets	490	490
Other assets	15,084	3,350
Total assets	$ 69,001	$ 63,131

Liabilities and shareholders' equity
Accounts payable, accrued expenses and other liabilities	$ 23,284	$ 16,074
Deferred revenue	-	145
Debt	15,913	15,774
Minority interest in subsidiary	226	465
Shareholders' equity	29,578	30,673
Total liabilities and shareholders' equity	$ 69,001	$ 63,131

CONTACT:
The Luminis Group, Ltd.
for Third Wave Technologies Inc.
Rod Hise
+1 (608) 807-4607